                                    Exhibit 1

                Form of Amended and Restated Declaration of Trust

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                                     FORM OF

                              AMENDED AND RESTATED

                              DECLARATION OF TRUST

                                       OF

                    THE NORTHSTAR ADVANTAGE ____________ FUND



                               TWO PICKWICK PLAZA
                          GREENWICH, CONNECTICUT 06830



                                  JUNE 2, 1995

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                                TABLE OF CONTENTS

Page
----


ARTICLE I  2

NAME AND DEFINITIONS  2
Section 1.1.  Name  2
Section 1.2.  Definitions  2

ARTICLE II  5

TRUSTEES  5
Section 2.1.  Number of Trustees  5
Section 2.2.  Election or Appointment and Term  5
Section 2.3.  Resignation and Removal  5
Section 2.4.  Vacancies  6
Section 2.5.  Delegation of Power to Other Trustees  6

ARTICLE III  7

POWERS OF TRUSTEES  7
Section 3.1.  General  7
Section 3.2.  Business and Investments  7
Section 3.3.  Legal Title  9
Section 3.4.  Issuance and Repurchase of Securities  9
Section 3.5.  Borrowing Money; Lending Trust Assets  9
Section 3.6.  Delegation; Committees  9
Section 3.7.  Collection and Payment 10
Section 3.8.  Expenses 10
Section 3.9.  Litigation 10
Section 3.10. Miscellaneous Powers 10
Section 3.11. Manner of Acting; Bylaws 11
Section 3.12. Principal Transactions 11

ARTICLE IV 12

CONTRACTS 12
Section 4.1.  Advisory or Management Contract 12
Section 4.2.  Distribution Contract 12
Section 4.3.  Transfer Agent and Shareholder Servicing Contract 13
Section 4.4.  Custodian 13
Section 4.5.  Administrator 13
Section 4.6.  Affiliations of Trustees or Officers, Etc. 13

ARTICLE V 14

LIMITATIONS OF LIABILITY OF SHAREHOLDERS,
TRUSTEES AND OTHERS . . . . . . . . . . . . . . . . . . . 14
Section 5.1.  No Personal Liability of Shareholders, Trustees, etc. 14
Section 5.2.  Non-Liability of Trustees, etc 15

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Section 5.3.  No Protection Against Certain 1940 Act Liabilities 15
Section 5.4.  Mandatory Indemnification 15
Section 5.5.  No Bond Required of Trustees 17
Section 5.6.  No Duty of Investigation; Notice in Trust Instruments, etc. 17
Section 5.7.  Reliance on Experts, etc. 18

ARTICLE VI 18

SHARES OF BENEFICIAL INTEREST 18
Section 6.1.  Beneficial Interest. 18
Section 6.2.  Rights of Shareholders 18
Section 6.3.  Trust Only 19
Section 6.4.  Issuance of Shares 19
Section 6.5.  Register of Shares 19
Section 6.6.  Transfer of Shares 20
Section 6.7.  Notices, Reports 20
Section 6.8.  Treasury Shares 21
Section 6.9.  Voting Powers 21
Section 6.10. Shareholder Approval 22
Section 6.11. Meetings of Shareholders 22
Section 6.12. Series of Shares 22
Section 6.13. Class Designation 25
Section 6.14. Assent to Declaration of Trust 26

ARTICLE VII 26

REDEMPTIONS 26
Section 7.1.  Redemptions 26
Section 7.2.  Price 27
Section 7.3.  Payment 27
Section 7.4.  Effect of Suspension of Determination of Net Asset Value 27
Section 7.5. Redemption of Shares in Order to Qualify as Regulated Investment Company; Disclosure of Holding 27
Section 7.6.  Redemption of Shareholder's Interest 28
Section 7.7.  Repurchase of Shares by Agreement with Shareholder 28
Section 7.8.  Reductions in Number of Outstanding Shares Pursuant to Net
              Asset Value Formula 28
Section 7.9.  Suspension of Right of Redemption 28

ARTICLE VIII 29

DETERMINATION OF NET ASSET VALUE, NET INCOME AND DIVIDENDS AND DISTRIBUTIONS 29
Section 8.1.  Net Asset Value 29
Section 8.2.  Net Income 30
Section 8.3.  Dividends and Distributions 31
Section 8.4.  Allocation Between Principal and Income 31
Section 8.5.  Power to Modify Foregoing Procedures 32


                                     - ii -

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ARTICLE IX 32

DURATION; TERMINATION OF TRUST; AMENDMENT; MERGERS, ETC. 32
Section 9.1.  Duration 32
Section 9.2.  Termination of Trust 32
Section 9.3.  Amendment Procedure 33
Section 9.4.  Merger, Consolidation and Sale of Assets 34
Section 9.5.  Incorporation 34

ARTICLE X 34
FINANCIAL REPORTS; BOOKS AND RECORDS 34

ARTICLE XI 35

MISCELLANEOUS 35
Section 11.1.  Filing 35
Section 11.2.  Resident Agent 35
Section 11.3.  Governing Law 35
Section 11.4.  Counterparts 35
Section 11.5.  Reliance by Third Parties 35
Section 11.6.  Provisions in Conflict with Law or Regulations 36
Section 11.7.  Use of the Names "Advantage" and "Northstar" 36

                              AMENDED AND RESTATED

                              DECLARATION OF TRUST

                                       OF

                 THE NORTHSTAR ADVANTAGE _________________ FUND


                                  June 2, 1995


AMENDED AND RESTATED DECLARATION OF TRUST of the Northstar Advantage _________________ Fund made the second day of June, 1995, by the persons named at the foot of this Declaration of Trust, as trustees (such individuals, so long as they shall continue in office in accordance with the provisions of this Declaration of Trust, and all other individuals who may hereafter be duly elected or appointed, qualified and serving as trustees in accordance with the provisions hereof, being hereinafter called "Trustees");

WHEREAS, there has heretofore been established a trust under the name "Northstar Advantage _________________ Fund" for the investment and reinvestment of the funds contributed thereto;

WHEREAS, a Declaration of Trust was filed with the Secretary of State of the Commonwealth of Massachusetts and with the Clerk of the City of Boston dated March 1, 1988 establishing and designating the trust into one series, the Advest Advantage _________________ Fund;

WHEREAS, at a meeting of the Trustees on March 1, 1995, the Trustees approved, pursuant to Section 9.3 of such Declaration of Trust, an amendment to change the name of the trust to "Northstar Advantage _________________ Fund," and subject to shareholder approval, certain other amendments to such Declaration;

WHEREAS, at a special meeting of trust Shareholders held on May 17, 1995, the Shareholders approved such other amendments to the Declaration of Trust and authorized the Trustees to execute and file an amended and restated Declaration reflecting the changes of the Trust's name and such other amendments; and

WHEREAS, pursuant to Section 9.3 of the Declaration of Trust, the amendment and restatement of such Declaration of Trust has been duly approved as herein provided, and shall become effective upon the filing thereof with the Secretary of State of the Commonwealth of Massachusetts.

NOW, THEREFORE, the Trustees declare that the Declaration of Trust of this Trust as amended and restated, shall read as follows:

                                    PREAMBLE

     All money and property contributed to the Trust established hereunder shall be held and managed in trust for the benefit of the holders, from time to time, of the shares of beneficial interest issued hereunder and subject to the provisions hereof.


                                    ARTICLE I

                              NAME AND DEFINITIONS

     SECTION 1.1. NAME. The name of the trust established hereby (the "Trust") is the "Northstar Advantage _________________ Fund" and so far as may be practicable the Trustees shall conduct the Trust's activities, execute all documents and sue or be sued under that name, which name (and the word "Trust" wherever herein used) shall refer to the Trustees as trustees, and not as individuals, or personally, and shall not refer to the officers, agents, employees or Shareholders of the Trust.

     SECTION 1.2. DEFINITIONS. Wherever they are used herein, the following terms have the respective meanings assigned to them below:

     (a) "ADMINISTRATOR" means a party furnishing services to the Trust pursuant to any contract described in Section 4.5 hereof.

     (b) the terms "AFFILIATED PERSON," "INTERESTED PERSON" and "COMMISSION" have the meanings assigned to them in the 1940 Act, as modified by any applicable order or orders of the Commission. Except as otherwise defined by the Trustees in conjunction with the establishment of any series of Shares, the term "APPROVAL OF A MAJORITY OF THE OUTSTANDING SHARES ENTITLED TO VOTE" shall have the same meaning as the term "VOTE OF A MAJORITY OF THE OUTSTANDING VOTING SECURITIES" given it in the 1940 Act.

     (c) "BYLAWS" means the Bylaws referred to in Section 3.11 hereof, as amended and in effect from time to time.

     (d) "CLASS" means the two or more Classes as may be established and designated from time to time by the Trustees pursuant to Section 6.13 hereof.

     (e) "CUSTODIAN" means any Person other than the Trust who has custody of any Trust Property as required by Section 17(f) of the 1940 Act, but does not include a system for the central handling of securities described in said
Section 17(f).

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     (f)  "DECLARATION" means this Declaration of Trust, as amended and in effect from time to time. Reference in this Declaration of Trust to "DECLARATION," "HEREOF," "HEREIN," "HEREBY" and "HEREUNDER" shall be deemed to refer to this Declaration rather than the article or section in which such words appear.

     (g) "DISTRIBUTOR" means a party, other than the Trust, to an agreement described in Section 4.2 hereof.

     (h) "FUNDAMENTAL POLICIES" as used with respect to any Series or Class of Shares of the Trust, means the investment policies and restrictions applicable to such Series or Class which are set forth in the Prospectus or the Statement of Additional Information relating to such Series or Class and are designated therein as fundamental policies.

     (i) "HIS" shall include the feminine and neuter, as well as the masculine genders.

     (j) "INVESTMENT ADVISER" means a party, other than the Trust, to an agreement described in Section 4.1 hereof.

     (k) "MUNICIPAL BONDS" means obligations issued by or on behalf of states, territories of the United States and the District of Columbia and their political subdivisions, agencies and instrumentalities, the interest from which is exempt from regular Federal income tax.

     (l) "1940 ACT" means the provisions of the Investment Company Act of 1940 and the rules and regulations thereunder as amended from time to time and any order or orders thereunder which may from time to time be applicable to the Trust.

     (m) "PERSON" means and includes individuals, corporations, partnerships, trusts, associations, joint ventures and other entities, whether or not legal entities, and governments and agencies and political subdivisions thereof.

     (n) "PROSPECTUS" as used with respect to any Shares of the Trust, means the prospectus relating to such Shares, which constitutes part of the currently effective Registration Statement of the Trust under the Securities Act of l933, as such prospectus may be amended or supplemented from time to time.

     (o)  "SHAREHOLDER" means a record holder of Outstanding Shares.

     (p) "SHAREHOLDER SERVICING AGENT" means the party, other than the Trust, to the agreement described in Section 4.3 hereof.

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     (q)  "SHARES" means the equal proportionate units of interest into which the beneficial interest in the Trust shall be divided from time to time, including the Shares of any and all Series and Classes which may be established by the Trustees and includes fractions of Shares as well as whole Shares. "Outstanding Shares" means those shares shown from time to time on the books of the Trust or its Transfer Agent as then issued and outstanding, but shall not include Shares which have been redeemed or repurchased by the Trust and which are at the time held in the Treasury of the Trust.

     (r) "SINGLE CLASS VOTING," as used with respect to any matter to be acted upon at a meeting or by written consent of Shareholders, means that on such matter each holder of one or more Shares shall be entitled to one vote for each Share standing in his or her name on the records of the Trust, irrespective of Series or Class, as applicable, and all outstanding Shares of all Series or Classes, as applicable, vote as a single Class.

     (s) "STATEMENT OF ADDITIONAL INFORMATION," as used with respect to any Shares of the Trust, means the statement of additional information relating to such Shares, which constitutes part of the currently effective Registration Statement of the Trust under the Securities Act of l933, as such statement of additional information may be amended or supplemented from time to time.

     (t) "TRANSFER AGENT" means any one or more Persons other than the Trust who maintains the Shareholder records of the Trust, such as the list of Shareholders, the number of Shares credited to each account, and the like.

     (u) "TRUST" means the trust established hereby by whatever name it may then be known.

     (v) "TRUST PROPERTY" means any and all assets and property, real or personal, tangible or intangible, which is owned or held by or for the account of the Trust or the Trustees.

     (w) "TRUSTEES" means the individuals who have signed this Declaration, so long as they shall continue in office in accordance with the provisions hereof, and all other individuals who may from time to time be duly elected or appointed, qualified and serving as Trustees in accordance with the provisions hereof, and reference herein to Trustee or the Trustees shall refer to such individual or individuals in their capacity as trustees hereunder.

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                                   ARTICLE II

                                    TRUSTEES

     SECTION 2.1. NUMBER OF TRUSTEES. The number of Trustees shall such number as shall be fixed from time to time by a written instrument signed by a majority of the Trustees, PROVIDED, HOWEVER, that the number of Trustees shall in no event be more than fifteen (15) or less than one (1).


     SECTION 2.2. ELECTION OR APPOINTMENT AND TERM. Except for the initial Trustees named herein or the Trustees appointed to fill vacancies pursuant to
Section 2.4 hereof, the Trustees shall be elected by the Shareholders owning of record a plurality of the Shares voting at a meeting of Shareholders. Such a meeting shall be held on a date fixed by the Trustees. Except in the event of resignation or removals pursuant to Section 2.3 hereof, each Trustee shall hold office until such time as less than a majority of the Trustees holding office have been elected by Shareholders. In such event the Trustees then in office will call a Shareholders' meeting for the election of Trustees. Except for the foregoing circumstances, the Trustees shall continue to hold office and may appoint successor Trustees.

     SECTION 2.3. RESIGNATION AND REMOVAL. Any Trustee may resign his trust (without need for prior or subsequent accounting) by an instrument in writing signed by him and delivered to the other Trustees, and such resignation shall be effective upon such delivery or at any later date according to the terms of the instrument. Any of the Trustees may be removed (provided the aggregate number of Trustees after such removal shall not be less than one) with cause, by the action of two-thirds of the remaining Trustees; Any Trustee may be removed at any meeting of Shareholders by vote of two-thirds of the Outstanding Shares.
The Trustees shall promptly call a meeting of the shareholders for the purpose of voting upon the question of removal of any such Trustee or Trustees when requested in writing so to do by the holders of not less than ten percent of the Outstanding Shares and, in that connection, the Trustees will assist shareholder communications to the extent provided for in Section 16(c) under the 1940 Act. Upon the resignation or removal of a Trustee, or his otherwise ceasing to be a Trustee, he shall execute and deliver such documents as the remaining Trustees shall require for the purpose of conveying to the Trust or the remaining Trustees any Trust Property held in his name. Upon the incapacity or death of any Trustee, his legal representative shall execute and deliver on his behalf such documents as the remaining Trustees shall require as provided in the preceding sentence. However, the execution and delivery of such documents by a former Trustee or his legal representative shall not be requisite to the vesting of title to the Trust

Property in the remaining Trustees as provided in Section 3.3 hereof.

     SECTION 2.4. VACANCIES. The term of office of a Trustee shall terminate and a vacancy shall occur in the event of such Trustee's death, resignation, removal, bankruptcy, adjudicated incompetence or other incapacity to perform the duties of the office of Trustee. No such vacancy shall operate to annul this Declaration or to revoke any existing agency created pursuant to the terms of this Declaration. In the case of an existing vacancy, including a vacancy existing by reason of an increase in the number of Trustees, subject to the provisions of Section 16 of the 1940 Act, the remaining Trustees, or, if only one Trustee shall then remain in office, the sole remaining Trustee, shall appoint such individual to fill such vacancy as they or he, in their or his discretion, shall see fit, made by a written instrument signed by a majority of the Trustees then in office. Any such appointment shall not become effective, however, until the person named in the written instrument of appointment shall have accepted in writing such appointment and agreed in writing to be bound by the terms of the Declaration. An appointment of a Trustee may be made in anticipation of a vacancy to occur at a later date by reason of retirement or resignation of a Trustee or an increase in the number of Trustees; PROVIDED, that such appointment shall not become effective prior to such retirement or resignation or such increase in the number of Trustees. Whenever a vacancy in the number of Trustees shall occur, until such vacancy is filled as provided in this Section 2.4, the Trustees in office, regardless of their number, shall have all the powers granted to the Trustees and shall discharge all the duties imposed upon the Trustees by this Declaration. A written instrument certifying the existence of such vacancy signed by a majority of the Trustees shall be conclusive evidence of the existence of such vacancy.

     SECTION 2.5. DELEGATION OF POWER TO OTHER TRUSTEES. Any Trustee may, by power of attorney, delegate his power for a period not exceeding six (6) months at any one time to any other Trustee or Trustees; provided that in no case shall less than two (2) Trustees personally exercise the powers granted to the Trustees under this Declaration except as herein otherwise expressly provided.

                                   ARTICLE III

                               POWERS OF TRUSTEES

     SECTION 3.1. GENERAL. The Trustees shall have exclusive and absolute control over the Trust Property and over the business of the Trust to the same extent as if the Trustees were the sole owners of the Trust Property and business in their own right, but with such powers of delegation as may be permitted by this Declaration. The Trustees shall have power to conduct the business of the Trust and carry on its operations in any and all of its branches and maintain offices both within and without The Commonwealth of Massachusetts, in any and all states of the United States of America, in the District of Columbia, and in any and all commonwealths, territories, dependencies, colonies, possessions, agencies or instrumentalities of the United States of America and of foreign governments, and to do all such other things and execute all such instruments as they deem necessary, proper or desirable in order to promote the interests of the Trust although such things are not herein specifically mentioned. Any determination as to what is in the interests of the Trust made by the Trustees in good faith shall be conclusive. In construing the provisions of this Declaration, the presumption shall be in favor of a grant of power to the Trustees.

     The enumeration of any specific power herein shall not be construed as limiting the aforesaid power. Such powers of the Trustees may be exercised without order of or resort to any court.

     SECTION 3.2.  BUSINESS AND INVESTMENTS.  The Trustees shall have the power:

     (a) To operate as and carry on the business of an investment company, and exercise all the powers necessary and appropriate to the conduct of such operations.

     (b) To invest in, hold for investment, or reinvest in, securities, including shares of open-end investment companies; common and preferred stocks; warrants; bonds, debentures, bills, time notes and all other evidences of indebtedness; negotiable or non-negotiable instruments; government securities, including securities of any state, municipality or other political subdivision thereof, or any governmental or quasi-governmental agency or instrumentality; and money market instruments including bank certificates of deposit, finance paper, commercial paper, bankers acceptances and all kinds of repurchase agreements, of any corporation, company, trust, association, firm or other business organization however established, and of any country, state, municipality or other political subdivision, or any governmental or quasi-governmental agency or instrumentality.

     (c) To acquire (by purchase, subscription or otherwise), to hold, to trade in and deal in, to acquire any rights or options to purchase or sell, to sell or otherwise dispose of, to lend, and to pledge any such securities and to enter into repurchase agreements and forward foreign currency exchange contracts, to purchase and sell futures contracts on securities, securities indices and foreign currencies, to purchase or sell options on such contracts, foreign currency contracts, and foreign currencies and to engage in all types of hedging and risk management transactions.

     (d) To exercise all rights, powers and privileges of ownership or interest in all securities, repurchase agreements, futures contracts and options and other assets included in the Trust Property, including the right to vote thereon and otherwise act with respect thereto and to do all acts for the preservation, protection, improvement and enhancement in value of all such assets.

     (e) To acquire (by purchase, lease or otherwise) and to hold, use, maintain, develop and dispose of (by sale or otherwise) any property, real or personal, including cash, and any interest therein.

     (f) To aid by further investment any corporation, company, trust, association or firm, any obligation of or interest in which is included in the Trust Property or in the affairs of which the Trustees have any direct or indirect interest; to do all acts and things designed to protect, preserve, improve or enhance the value of such obligation or interest, and to guarantee or become surety on any or all of the contracts, stocks, bonds, notes, debentures and other obligations of any such corporation, company, trust, association or firm.

     (g) To enter into a plan of distribution and any related agreements whereby the Trust may finance directly or indirectly any activity which is primarily intended to result in the sale of Shares.

     (h) In general to carry on any other business in connection with or incidental to any of the foregoing powers, to do everything necessary, suitable or proper for the accomplishment of any purpose or the attainment of any object or the furtherance of any power hereinbefore set forth, either alone or in association with others, and to do every other act or thing incidental or appurtenant to or growing out of or connected with the aforesaid business or purposes, objects or powers.

     The foregoing clauses (a) through (h) shall be construed both as objects and powers, and the foregoing enumeration of specific powers shall not be held to limit or restrict in any manner the general powers of the Trustees.

     The Trustees shall not be limited to investing in obligations maturing before the possible termination of the Trust, nor shall the Trustees be limited by any law limiting the investments which may be made by fiduciaries.

     SECTION 3.3. LEGAL TITLE. Legal title to all the Trust Property, including the property of any Series of the Trust, shall be vested in the Trustees as joint tenants, except that the Trustees shall have power to cause legal title to any Trust Property to be held by or in the name of one or more of the Trustees, or in the name of the Trust, or in the name of any other Person as nominee, on such terms as the Trustees may determine, PROVIDED that the interest of the Trust therein is appropriately protected. The right, title and interest of the Trustees in the Trust Property shall vest automatically in each Person who may hereafter become a Trustee. Upon the termination of the term of office of a Trustee, such Trustee shall automatically cease to have any right, title or interest in any of the Trust Property, and the right, title and interest of such Trustee in the Trust Property shall vest automatically in the remaining Trustees. Such vesting and cessation of title shall be effective whether or not conveyancing documents have been executed and delivered as provided in Section
2.3 hereof.

     SECTION 3.4. ISSUANCE AND REPURCHASE OF SECURITIES. The Trustees shall have the power to issue, sell, repurchase, redeem, retire, cancel, acquire, hold, resell, reissue, dispose of, transfer, and otherwise deal in Shares of the Trust, and, subject to Articles VII, VIII and IX hereof, to apply to any such repurchase, redemption, retirement, cancellation or acquisition of Shares any funds or other assets of the Trust, whether constituting capital or surplus or otherwise, to the full extent now or hereafter permitted by the laws of the Commonwealth of Massachusetts governing business corporations.

     SECTION 3.5. BORROWING MONEY; LENDING TRUST ASSETS. Subject to any applicable Fundamental Policies of the Trust or any applicable provision of the Bylaws, the Trustees shall have power to borrow money, and in this connection issue notes or other evidence of indebtedness, or otherwise obtain credit and to secure the same by mortgaging, pledging or otherwise subjecting as security the assets of the Trust, to endorse, guarantee, or undertake the performance of any obligation, contract or engagement of any other Person and to lend Trust Property.

     SECTION 3.6. DELEGATION; COMMITTEES. The Trustees shall have power to delegate from time to time to such of their number or to officers, employees or agents of the Trust the doing of such things and the execution of such instruments either in the name of the Trust or the names of the Trustees or otherwise as the Trustees may deem expedient, to the same extent as such delegation is permitted by the 1940 Act.

     SECTION 3.7. COLLECTION AND PAYMENT. The Trustees shall have power to collect all property due to the Trust; to pay all claims, including taxes, against the Trust Property; to prosecute, defend, compromise or abandon any claims relating to the Trust Property; to foreclose any security interest securing any obligations by virtue of which any property is owed to the Trust; and to enter into releases, agreements and other instruments.

     SECTION 3.8. EXPENSES. The Trustees shall have the power to incur and pay any expenses which, in the opinion of the Trustees, are necessary or incidental to carry out any of the purposes of this Declaration, and to pay reasonable compensation from the funds of the Trust to themselves as Trustees. The Trustees shall fix the compensation of all officers, employees and Trustees of the Trust.

     SECTION 3.9. LITIGATION. The Trustees shall have the power to engage in and to prosecute, defend, compromise, abandon, or adjust, by arbitration or otherwise, any actions, suits, proceedings, disputes, claims, and demands relating to the Trust or the Trust Property, and, out of the Trust Property, to pay or to satisfy any debts, claims or expenses incurred in connection therewith, including those of litigation, and such power shall include without limitation the power of the Trustees or any appropriate committee thereof, in the exercise of their or its good faith business judgment, to consent to the dismissal of any action, suit, proceeding, dispute, claim, or demand, derivative or otherwise, brought by any person, including a Shareholder in such Shareholder's own name or in the name of the Trust, whether or not the Trust or any of the Trustees may be named individually therein or the subject matter arises by reason of business for or on behalf of the Trust.

     SECTION 3.10.  MISCELLANEOUS POWERS.  The Trustees shall have the power to:
(a) employ or contract with such Persons as the Trustees may deem desirable for the transaction of the business of the Trust; (b) enter into joint ventures, partnerships and any other combinations or associations; (c) remove Trustees or fill vacancies in or add to their number, subject to and in accordance with Sections 2.3 and 2.4 hereof; elect and remove at will such officers and appoint and terminate such agents or employees as they consider appropriate; and appoint from their own number and terminate at will any one or more committees which may exercise some or all of the power and authority of the Trustees as the Trustees may determine; (d) purchase, and pay for out of Trust Property, insurance policies insuring the Trust Property, and, to the extent permitted by law and not inconsistent with any applicable provision of this Declaration or the Bylaws, insuring the Shareholders, Administrator, Trustees, officers, employees, agents, Investment Advisers, Distributors, selected dealers or independent contractors of the Trust against all claims arising by reason of holding any such position or by reason of any action taken or omitted to be taken by any such Person in such capacity, whether or not constituting negligence, or whether or not the Trust would have the power to indemnify such Person against such liability; (e) establish pension, profit sharing, Share purchase, and other retirement, incentive and benefit plans for any Trustees, officers, employees and agents of the Trust; (f) indemnify any person with whom the Trust has dealings, including the Shareholders, Trustees, officers, employees, agents, Investment Advisers, Distributors, selected dealers and independent contractors of the Trust, to such extent permitted by law and not inconsistent with any applicable provision of the Bylaws as the Trustees shall determine; (g) guarantee indebtedness or contractual obligations of others; (h) determine and change the fiscal year of the Trust and the method by which its accounts shall be kept; and (i) adopt a seal for the Trust, but the absence of such seal shall not impair the validity of any instrument executed on behalf of the Trust.

     SECTION 3.11. MANNER OF ACTING; BYLAWS. Except as otherwise provided herein, in the Bylaws or in any applicable provision of law, any action to be taken by the Trustees may be taken by a majority of the Trustees present at a meeting of Trustees (a quorum being present), including any meeting held by means of a conference telephone circuit or similar communications equipment by means of which all persons participating in the meeting can hear each other, or by written consent or consents of all the Trustees. The Trustees may adopt Bylaws not inconsistent with this Declaration to provide for the conduct of the business of the Trust and may amend or repeal such Bylaws to the extent such power is not reserved to the Shareholders by express provision of such Bylaws.

     Notwithstanding the foregoing provisions of this Section 3.11 and in addition to such provisions or any other provision of this Declaration or of the By-laws, the Trustees may by resolution appoint a committee consisting of less than the whole number of Trustees then in office, which committee may be empowered to act for and bind the Trustees and the Trust, as if the acts of such committee were the acts of all the Trustees then in office, with respect to the institution, prosecution, dismissal, settlement, review or investigation of any action, suit or proceeding which shall be pending or threatened to be brought before any court, administrative agency or other adjudicatory body.

     SECTION 3.12. PRINCIPAL TRANSACTIONS. Except in transactions not permitted by the 1940 Act or rules and regulations adopted by the Commission, the Trustees may, on behalf of the Trust, buy any securities from or sell any securities to, or lend any assets of the Trust to, any Trustee or officer of the Trust or any firm of which any such Trustee or officer is a member acting as principal, or have any such dealings with the Investment Adviser, Distributor or Transfer Agent or with any Interested Person or such Person; and the Trust may employ any such Person, or firm or company in which such Person is an Interested Person, as broker, legal counsel, registrar, transfer agent, dividend disbursing agent or Custodian upon customary terms.


                                   ARTICLE IV

                                    CONTRACTS

     SECTION 4.1. ADVISORY OR MANAGEMENT CONTRACT. The Trustees may in their discretion from time to time enter into investment advisory or management contract or separate advisory contracts with respect to one or more Series whereby the other party to such contract shall undertake to furnish the Trust such management, investment advisory or supervisory, administrative, accounting, legal, statistical and research facilities and services, and such other facilities and services, if any, as the Trustees shall from time to time consider desirable, all upon such terms and conditions as the Trustees may in their discretion determine, including the grant of authority to such other party to determine what securities shall be purchased or sold by the Trust and what portion of its assets shall be uninvested, which authority shall include the power to make changes in the investments of the Trust or any Series.

     The Trustees may also employ, or authorize the Investment Adviser to employ, one or more sub-advisers from time to time to perform such of the acts and services of the Investment Adviser and upon such terms and conditions as may be agreed upon between the Investment Adviser and such sub-advisers and approved by the Trustees. Any reference in this Declaration to the Investment Adviser shall be deemed to include such sub-advisers unless the context otherwise requires.

     SECTION 4.2. DISTRIBUTION CONTRACT. The Trustees may in their discretion from time to time enter into an exclusive or non-exclusive underwriting contract or contracts providing for the sale of the Shares at a price based on the net asset value per Share (as described in Article VIII hereof), pursuant to which the Trustees may either agree to sell the Shares to the other party to the contract or appoint such other party their sales agent for the Shares, and in either case on such terms and conditions as the Trustees may in their discretion determine to be not inconsistent with this Declaration, the applicable provisions of the 1940 Act and any applicable provisions of the Bylaws of the Trust. Such contract may also provide for the repurchase of the Shares by such other party as agent of the

Trustees. Such contract may also further provide that such other party may enter into selected dealer agreements with registered securities dealers to further the purpose of the distribution or repurchase of the Shares. The following services may be provided by one or more Persons.

     SECTION 4.3. TRANSFER AGENT AND SHAREHOLDER SERVICING CONTRACT. The Trustees may in their discretion from time enter into a shareholder servicing agreement whereby the other party to such agreement shall undertake to furnish transfer agency, shareholder and dividend disbursing services to the Trust and its Shareholders. The agreement shall contain such terms and conditions as the Trustees may in their discretion determine to be not inconsistent with this Declaration and any applicable provisions of the 1940 Act and the Bylaws of the Trust. Such services may be provided by one or more Persons.

     SECTION 4.4. CUSTODIAN. The Trustees may appoint a bank or trust company having an aggregate capital, surplus and undivided profits (as shown in its last published report) of at least two million dollars ($2,000,000) as custodian of the securities and cash of the Trust. The custodian agreement shall contain such terms and conditions as the Trustees in their discretion determine to be not inconsistent with this Declaration, the applicable provisions of the 1940 Act and any applicable provisions of the Bylaws of the Trust.

     SECTION 4.5. ADMINISTRATOR. The Trustees may in their discretion from time to time enter into one or more administrative services contracts whereby the other party to each such contract ("Administrator") shall undertake to furnish such administrative services to the Trust as the Trustees shall from time to time considerable desirable and all upon such terms and conditions as the Trustees may in their discretion determine, provided that such terms and conditions are not inconsistent with the provisions of this Declaration or the By-Laws. Such services may be provided by one or more Persons.

     SECTION 4.6.  AFFILIATIONS OF TRUSTEES OR OFFICERS, ETC.

     The fact that:

          (i) any of the Shareholders, Trustees or officers of the Trust is a shareholder, director, officer, partner, trustee, employee, manager, adviser or distributor of or for any partnership, corporation, trust, association or other organization or of or for any parent or affiliate of any organization, with which a contract of the character described in this Article above or for services as Custodian, Administrator, Transfer Agent or disbursing agent or for related services may have been or may hereafter be made, or that any such organization, or any parent or affiliate thereof, is a Shareholder of or has an interest in the Trust, or that

         (ii) any partnership, corporation, trust, association or other organization with which a contract of the character described in this Article above or for services as Custodian, Administrator, Transfer Agent or disbursing agent or for related services may have been or may hereafter be made also has any one or more of such contracts with one or more other partnerships, corporations, trusts, associations or other organizations, or has other business or interests, shall not affect the validity of any such contract or disqualify any Shareholder, Trustee or officer of the Trust from voting upon or executing the same or create any liability or accountability to the Trust or its Shareholders.


                                    ARTICLE V

                    LIMITATIONS OF LIABILITY OF SHAREHOLDERS,
                               TRUSTEES AND OTHERS

     SECTION 5.1. NO PERSONAL LIABILITY OF SHAREHOLDERS, TRUSTEES, ETC. No Shareholder shall be subject to any personal liability whatsoever to any Person in connection with Trust Property or the acts, obligations or affairs of the Trust. Subject to Section 5.3 hereof, no Trustee, officer, employee or agent of the Trust shall be subject to any personal liability whatsoever to any Person, other than the Trust or its Shareholders, in connection with Trust Property or the affairs of the Trust, and all such Persons shall look solely to the Trust Property for satisfaction of claims of any nature arising in connection with the affairs of the Trust. If any Shareholder, Trustee, officer, employee or agent, as such, of the Trust is made a party to any suit or proceeding to enforce any such liability, he shall not, on account thereof, be held to any personal liability. The Trust shall indemnify and hold each Shareholder harmless from and against all claims and liabilities to which such Shareholder may become subject by reason of his being or having been a Shareholder, and shall reimburse such Shareholder for all legal and other expenses reasonably incurred by him in connection with any such claim or liability; PROVIDED, that such indemnity or reimbursement shall be made from assets (or proceeds thereof or income therefrom) of the one or more Series or Classes of Shares of the Trust of which such Shareholder is a holder and in respect of which such claim or liability arose and not from the assets (or proceeds or income therefrom) of any other Series or Classes of Shares of the Trust. The rights accruing to a Shareholder under this Section 5.1 shall not impair any other right to which such Shareholder may be lawfully entitled, nor shall anything herein contained restrict the right of the Trust to indemnify or reimburse a Shareholder in any appropriate situation even though not specifically provided herein.

     SECTION 5.2. NON-LIABILITY OF TRUSTEES, ETC. Subject to Section 5.3 hereof, no Trustee, officer, employee or agent of the Trust shall be liable to the Trust or to any Shareholder, Trustee, officer, employee or agent of the Trust for any action or failure to act (including without limitation the failure to compel in any way any former or acting Trustee to redress any breach of trust).

     SECTION 5.3. NO PROTECTION AGAINST CERTAIN 1940 ACT LIABILITIES. Nothing contained in Sections 5.1 or 5.2 hereof or in any provision of the By-laws shall protect any Trustee officer of the Trust from any liability to the Trust or its Shareholders for which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office. Nothing contained in Sections 5.1 or 5.2 hereof or in any agreement of the character described in Article IV hereof shall protect any Investment Adviser to the Trust or Distributor of its Shares against any liability to the Trust or its Shareholders to which he or it would otherwise be subject by reason of willful misfeasance, bad faith, or gross negligence in the performance of his or its duties to the Trust, or by reason of his or its reckless disregard of his or its obligations and duties under the agreement pursuant to which he or it serves as Investment Adviser to the Trust or Distributor of its Shares.

     SECTION 5.4.  MANDATORY INDEMNIFICATION.

     (a) Subject to paragraph (c) hereof, every Person who is, or has been, a Trustee, officer, employee or agent of the Trust shall be indemnified by the Trust to the fullest extent permitted by law against all liability and against all expenses reasonably incurred or paid by him in connection with any claim, action, suit or proceeding in which he becomes involved as a party or otherwise by virtue of his being or having been a Trustee, officer, employee or agent and against amounts paid or incurred by him in the settlement thereof in such manner, PROVIDED, that, to the extent any claim, action, suit or proceeding involves any act or omission of such Person with respect to one or more particular Series or Classes of Shares of the Trust or the assets or operations of one or more Series or Classes of Shares, such indemnification shall be provided only from the assets (or proceeds thereof or income therefrom) of such one or more Series or Classes of Shares and not from the assets (or proceeds thereof or income therefrom) of any other Series or Class of Shares of the Trust.

     (b) The words "claim," "action," "suit," or "proceeding" shall apply to all claims, actions, suits or proceedings (civil, criminal, or other, including appeals), actual or threatened; and the words "liability" and "expenses" shall include, without limitation, attorneys' fees, costs, judgments, amounts paid in settlement, fines, penalties and other liabilities.


     (c) No indemnification shall be provided hereunder to a Trustee or officer:

        (i) against any liability to the Trust, a Series thereof, or the Shareholders by reason of a final adjudication by a court or other body before which a proceeding was brought that he engaged in willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office;

       (ii) with respect to any matter as to which he shall have been finally adjudicated not to have acted in good faith in the reasonable belief that his action was in the best interest of the Trust;

       (iii) in the event of a settlement or other disposition not involving a final adjudication as provided in paragraph (b)(i) or (b)(ii) resulting in a payment by a Trustee or officer, unless there has been a determination that such Trustee or officer did not engage in willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office:

               (A) by the court or other body approving the settlement or other disposition; or

               (B) based upon a review of readily available facts (as opposed to a full trial-type inquiry) by (x) vote of a majority of the Disinterested Trustees acting on the matter (provided that a majority of the Disinterested Trustees then in office act on the matter) or (y) written opinion of independent legal counsel.

     (d) The rights of indemnification herein provided may be insured against by policies maintained by the Trust, shall be severable, shall not affect any other rights to which any Trustee or officer may now or hereafter be entitled, shall continue as to a person who has ceased to be such Trustee or officer and shall inure to the benefit of the heirs, executors, administrators and assigns of such a person. Nothing contained herein shall affect any rights to indemnification to which personnel of the Trust other than Trustees and officers may be entitled by contract or otherwise under law.

     (e) Expenses of preparation and presentation of a defense to any claim, action, suit or proceeding of the character described in paragraph (a) of this Section may be advanced by the Trust prior to final disposition thereof upon receipt of an undertaking by or on behalf of the recipient to repay such amount if it is ultimately determined that he is not entitled to indemnification under this Section, provided that either:

        (i) such undertaking is secured by a surety bond or some other appropriate security provided by the recipient, or the Trust shall be insured against losses arising out of any such advances; or

        (ii) a majority of the Disinterested Trustees acting on the matter (provided that a majority of the Disinterested Trustees act on the matter) or an independent legal counsel in a written opinion shall determine, based upon a review of readily available facts (as opposed to a full trial-type inquiry), that there is reason to believe that the recipient ultimately will be found entitled to indemnification.

          As used in this Section, a "Disinterested Trustee" is one who is not
     (i) an Interested Person of the Trust (including anyone who has been exempted from being an Interested Person by any rule, regulation or order of the Commission), or (ii) involved in the claim, action, suit or proceeding.

     SECTION 5.5. NO BOND REQUIRED OF TRUSTEES. No Trustee shall be obligated to give any bond or other security for the performance of any of his duties hereunder.

     SECTION 5.6. NO DUTY OF INVESTIGATION; NOTICE IN TRUST INSTRUMENTS, ETC. No purchaser, lender or other Person dealing with the Trustees or with any officer, employee or agent of the Trust shall be bound to make any inquiry concerning the validity of any transaction purporting to be made by the Trustees or by said officer, employee or agent or be liable for the application of money or property paid, loaned, or delivered to or on the order of the Trustees or of said officer, employee or agent. Every contract, undertaking, instrument, certificate, Share or obligation or other security of the Trust, and every other act or thing whatsoever executed in connection with the Trust, shall be conclusively presumed to have been executed or done by the executors thereof only in their capacity as Trustees under this Declaration or in their capacity as officers, employees or agents of the Trust. Every written agreement, contract, instrument, undertaking, certificate, Share or other security of the Trust executed, made or issued by the Trustees may recite that the same is executed, made or issued by them not individually, but as Trustees under this Declaration, and that the obligations created or evidenced thereby are not binding upon any of the Trustees or Shareholders individually, but bind only the Trust Property, and may contain any further recital which they or he may deem appropriate, but the omission of such recital shall not operate to bind the Trustees or Shareholders individually. The Trustees shall at all times maintain insurance for the protection of the Trust Property, its Shareholders, Trustees, officers, employees and agents in such amount as the Trustees shall deem adequate to cover possible tort liability, and such other insurance as the Trustees in their sole judgment shall deem advisable.


     SECTION 5.7. RELIANCE ON EXPERTS, ETC. Each Trustee, officer or employee of the Trust shall, in the performance of his duties, be fully and completely justified and protected with regard to any act or any failure to act resulting from reliance in good faith upon the books of account or other records of the Trust, upon an opinion of counsel, or upon reports made to the Trust by any of its officers or employees or by the Investment Adviser, the Distributor, Shareholder Servicing Agent, selected dealers, accountants, appraisers or other experts or consultants selected with reasonable care by the Trustees, officers or employees of the Trust, regardless of whether such counsel or expert may also be a Trustee.


                                   ARTICLE VI

                          SHARES OF BENEFICIAL INTEREST

     SECTION 6.1. BENEFICIAL INTEREST. The interest of the Trust shall be divided into transferable units to be called Shares of Beneficial Interest, without par value. The number of such Shares of Beneficial Interest authorized hereunder is unlimited. Except as otherwise provided in this Section 6.12 and in Section 6.13 hereof, each Share shall represent an equal proportionate share in the net assets of the Trust. All Shares issued hereunder including, without limitation, Shares issued in connection with a dividend or distribution in Shares or a division of Shares, shall be fully paid and nonassessable.

     SECTION 6.2. RIGHTS OF SHAREHOLDERS. The ownership of the Trust Property of every description and the right to conduct any business hereinbefore described shall be vested exclusively in the Trustees, and the Shareholders shall have no interest therein other than the beneficial interest conferred by their Shares, and they shall have no right to call for any partition or division of any property, profits, rights or interests of the Trust nor can they be called upon to assume any losses of the Trust or suffer an assessment of any kind by virtue of their ownership of Shares.

The Shares shall be personal property giving only the rights specifically set forth in this Declaration. Shares shall not entitle any holder thereof to preference, preemptive, appraisal, conversion or exchange rights, except as the Trustees may determine with respect to any Series of Shares.

     SECTION 6.3. TRUST ONLY. It is the intention of the Trustees to create only the relationship of Trustee and beneficiary between the Trustees and each Shareholder from time to time. It is not the intention of the Trustees to create a general partnership, limited partnership, joint stock association, corporation, bailment or any form of legal relationship other than a trust. Nothing in this Declaration shall be construed to make the Shareholders, either by themselves or with the Trustees, partners or members of a joint stock association.

     SECTION 6.4. ISSUANCE OF SHARES. The Trustees in their discretion may, from time to time without vote of the Shareholders, issue Shares of any Series in addition to the then issued and outstanding Shares and Shares held in the treasury, to such party or parties and for such amount and type of consideration, including cash or property, at such time or times and on such terms as the Trustees may deem best, and may in such manner acquire other assets (including the acquisition of assets subject to, and in connection with the assumption of liabilities) and businesses. In connection with any issuance of Shares, the Trustees may issue fractional Shares and Shares held in the treasury. The Trustees may from time to time divide or combine the Shares (or Series or Classes thereof) into a greater or lesser number without thereby changing the proportionate beneficial interests in the Trust. Contributions to the Trust may be accepted for, and Shares shall be redeemed as, whole Shares and/or 1/1,000ths of a Share or integral multiples thereof.

     Reductions in the number of outstanding Shares of any Series with respect to which the Trustees shall have established a policy of maintaining a constant net asset value per Share of such Series may be made pursuant to the provisions of Section 7.8 hereof in order to satisfy such policy.

     SECTION 6.5. REGISTER OF SHARES. A register shall be kept at the principal office of the Trust or an office of the Transfer Agent which shall contain the names and addresses of the Shareholders and the number of Shares held by them respectively and a record of all transfers thereof. Such register shall be conclusive as to who are the holders of the Shares and who shall be entitled to receive dividends or distributions or otherwise to exercise or enjoy the rights of Shareholders. No Shareholder shall be entitled to receive payment of any dividend or distribution, nor to have notice given to him as herein or in the

By-laws provided, until he has given his address to the Transfer Agent or such other officer or agent of the Trustees as shall keep the said register for entry hereon. It is not contemplated that certificates will be issued for the Shares; however, the Trustees, in their discretion, may authorize the issuance of share certificates and promulgate appropriate rules and regulations as to their use.

     SECTION 6.6. TRANSFER OF SHARES. Except as otherwise provided by the Trustees, shares shall be transferable on the records of the Trust only by the record holder thereof or by his agent thereunto duly authorized in writing, upon delivery to the Trustees or the Transfer Agent of a duly executed instrument of transfer, together with such evidence of the genuineness of each such execution and authorization and of other matters as may reasonably be required. Upon such delivery the transfer shall be recorded on the register of the Trust. Until such record is made, the Shareholder of record shall be deemed to be the holder of such Shares for all purposes hereunder and neither the Trustees nor any transfer agent or registrar nor any officer, employee or agent of the Trust shall be affected by any notice of the proposed transfer.

     Any person becoming entitled to any Shares in consequence of the death, bankruptcy, or incompetence of any Shareholder, or otherwise by operation of law, shall be recorded on the register of Shares as the holder of such Shares upon production of the proper evidence thereof to the Trustees or the Transfer Agent, but until such record is made, the Shareholder of record shall be deemed to be the holder of such Shares for all purposes hereunder and neither the Trustees nor any Transfer Agent or registrar nor any officer or agent of the Trust shall be affected by any notice of such death, bankruptcy or incompetence, or other operation of law.

     SECTION 6.7. NOTICES, REPORTS. Any and all notices to which any Shareholder may be entitled and any and all communications shall be deemed duly served or given if mailed, postage prepaid, addressed to any Shareholder of record at his last known address as recorded on the register of the Trust. A notice of a meeting, an annual report and any other communication to Shareholders need not be sent to a Shareholder (i) if an annual report and a proxy statement for two consecutive shareholder meetings have been mailed to such Shareholder's address and have been returned as undeliverable, (ii) if all, and at least two, checks (if sent by first class mail) in payment of dividends on Shares during a twelve-month period have been mailed to such Shareholder's address and have been returned as undeliverable or (iii) in any other case in which a proxy statement concerning a meeting of security holders is not required to be given pursuant to the Commission's proxy rules as from time to time in effect under the Securities Exchange Act of

1934. However, delivery of such proxy statements, annual reports and other communications shall resume if and when such Shareholder delivers or causes to be delivered to the Trust written notice setting forth such Shareholder's then current address.

     SECTION 6.8. TREASURY SHARES. Shares held in the treasury shall, until reissued pursuant to Section 6.4, not confer any voting rights on the Trustees, nor shall such Shares be entitled to any dividends or other distributions declared with respect to the Shares.

     SECTION 6.9. VOTING POWERS. The Shareholders shall have power to vote only (i) for the election and removal of Trustees as provided in Article II hereof; (ii) with respect to any investment advisory or management contract entered into pursuant to Article IV hereof; (iii) with respect to termination of the Trust as provided in Section 9.2 hereof, (iv) with respect to any amendment of this Declaration to the extent and as provided in Section 9.5 hereof; (v) with respect to any merger, consolidation or sale of assets as provided in
Section 9.4 hereof; (vi) with respect to incorporation of the Trust, or any Series to the extent and as provided in Section 9.5 hereof; (vii) to the same extent as the stockholders of a Massachusetts business corporation as to whether or not a court action, proceeding or claim should or should not be brought or maintained derivatively or as a class action on behalf of the Trust or any Series or Class thereof or the Shareholders (provided, however, that a Shareholder of a particular Series or Class shall not be entitled to a derivative or class action on behalf of any other Series or Class (or Shareholder of any other Series or Class) of the Trust); (viii) with respect to any plan adopted pursuant to Rule 12b-1 (or any successor rule) under the 1940 Act; and (ix) with respect to such additional matters relating to the Trust as may be required by this Declaration, the By-laws or any registration of the trust as an investment company under the 1940 Act with the Commission (or any successor agency) or as to which the Trustees in their discretion shall determine such Shareholder vote to be required by law or otherwise to be necessary, appropriate or advisable.

     Each whole Share shall be entitled to one vote as to any matter on which it is entitled to vote and each fractional Share shall be entitled to a proportionate fractional vote, except that the Trustees may, in conjunction with the establishment of any Series or Class of Shares, establish or reserve the right to establish conditions under which the several Series or Classes shall have separate voting rights or, if a Series or Class would not, in the sole judgment of the Trustees, be materially affected by a proposal, no voting rights. Shares held in the treasury of the Trust as of the record date, as determined in accordance with the Bylaws, shall not be voted. There shall be no cumulative voting of Shares in any election of Trustees. Until Shares are issued, the Trustees may exercise all rights of Shareholders and may take any action required by law, this Declaration or the Bylaws to be taken by Shareholders.
The Bylaws may include further provisions relating to Shareholders' votes and meetings and related matters.

     SECTION 6.10. SHAREHOLDER APPROVAL. Unless otherwise provided for in this Declaration, all matters subject to a Shareholder vote, as described in Section
6.9 hereof, shall require the approval of a majority of the Outstanding Shares entitled to vote.

     SECTION 6.11. MEETINGS OF SHAREHOLDERS. Meetings of Shareholders may be called at any time by the President, and shall be called by the President and Secretary at the request in writing or by resolution, of a majority of Trustees, or at the written request of the holder or holders of ten percent (10%) or more of the total number of Shares then issued and outstanding of the Trust entitled to vote at such meeting. Any such request shall state the purpose of the proposed meeting. At any meeting of Shareholders of the Trust or of any Series of the Trust, a Shareholder Servicing Agent may vote any shares as to which such Shareholder Servicing Agent is the agent of record and which are not otherwise represented in person or by proxy at the meeting, proportionately in accordance with the votes cast by holders of all shares otherwise represented at the meeting in person or by proxy as to which such Shareholder Servicing Agent is the agent of record. Any shares so voted by a Shareholder Servicing Agent will be deemed represented at the meeting for Quorum purposes.

     SECTION 6.12. SERIES OF SHARES. The Trustees, in their discretion, may authorize the division of Shares into two or more Series, and the different Series shall be established and designated, and the variations in the relative rights and preferences as between the different Series shall be fixed and determined, by the Trustees; provided, that all Shares shall be identical except that there may be variations so fixed and determined between different Series as to investment objective, purchase price, allocation of expenses, right of redemption, special and relative rights as to dividends and on liquidation, conversion rights, and conditions under which the several Series shall have separate voting rights. All references to Shares in this Declaration shall be deemed to be Shares of any or all Series as the context may require.

     Without limiting the authority of the Trustees to establish and designate any additional Series of Shares (or Classes of Shares under Section 6.13 herein), there shall be established one Series to be known as the "Northstar Advantage _________________ Fund."

     (a) All provisions herein relating to the Trust shall apply equally to each Series of the Trust except as the context requires otherwise.

     (b) The number of authorized Shares and the number of Shares of each Series of Shares that may be issued shall be unlimited. The Trustees may classify or reclassify any Shares of any Series of Shares previously issued and reacquired of any Series into one or more Series that may be established and designated from time to time. The Trustees may hold as treasury Shares and reissue as Shares (of the same or some other Series), for such consideration as provided in Article VIII hereof and on such terms as they may determine, or cancel, any Shares of any Series reacquired by the Trust in their discretion from time to time.

     (c) All consideration received by the Trust for the issue or sale of Shares of a particular Series, together with all assets in which such consideration is invested or reinvested, all income, earnings, profits, and proceeds thereof, including any proceeds derived from the sale, exchange or liquidation of such assets, and any funds or payments derived from reinvestment of such proceeds in whatever form the same may be, shall irrevocably belong to that Series, for all purposes subject only to the rights of creditors, and except as may otherwise be required by applicable laws, and shall be so recorded upon the books of account of the Trust. In the event that there are any assets, income, earnings, profits, and proceeds thereof, funds or payments which are not readily identifiable as belonging to any particular Series, the Trustees shall allocate them among any one or more of the Series, established and designated from time to time in such manner and on such basis as they, in their sole discretion, deem fair and equitable. Each such allocation by the Trustees shall be conclusive and binding upon the Shareholders of all Series for all purposes.

     (d) The assets belonging to each particular Series shall be charged with the liabilities of the Trust in respect of that Series and all expenses, costs, charges and reserves attributable to that Series, and any general liabilities, expenses, costs, charges or reserves of the Trust which are not readily identifiable as belonging to any particular Series shall be allocated and charged by the Trustees to and among any one or more of the Series established and designated from time to time in such manner and on such basis as the Trustees in their sole discretion deem fair and equitable. Each allocation of liabilities, expenses, costs, charges and reserves by the Trustees shall be conclusive and binding upon the holders of all Series for all purposes. The Trustees shall have full discretion, to the extent not inconsistent with the 1940 Act, to determine which items are capital; and each such determination and allocation shall be conclusive and binding upon the

Shareholders. The assets of a particular Series of the Trust shall, under no circumstances, be charged with liabilities attributable to any other Series of the Trust. All persons extending credit to, or contracting with or having any claim against a particular Series of the Trust shall look only to the assets of that particular Series for payment of such credit, contract or claim. No Shareholder or former Shareholder of any Series shall have any claim on or right to any assets allocated or belonging to any other Series.

     (e) Each Share of a Series of the Trust shall represent a beneficial interest in the net assets of such Series. Each holder of Shares of a Series shall be entitled to receive his pro rata share of distributions of income and capital gains made with respect to such Series. Upon redemption of his Shares or indemnification for liabilities incurred by reason of his being or having been a Shareholder of a Series, such Shareholder shall be paid solely out of the funds and property of such Series of the Trust. Upon liquidation or termination of a Series of the Trust, Shareholders of such Series shall be entitled to receive a pro rata share of the net assets of such Series. A Shareholder of a particular Series of the Trust shall not be entitled to participate in a derivative or class action on behalf of any other Series or the Shareholders of any other Series of the Trust.

     (f) The Trustees shall have the power to determine the designations, preferences, privileges, limitations and rights, including voting and dividend rights, of each Series. Subject to the provisions of Section 6.13 and this
Section 6.12, all Shares of all Series or Classes shall have identical rights and privileges, except insofar as variations thereof among Series or Classes shall have been determined and fixed by the Trustees.

     (g) Subject to compliance with the requirements of the 1940 Act, the Trustees shall have the authority to provide that the holders of Shares of any Series shall have the right to convert or exchange said Shares for or into Shares of one or more other Series in accordance with such requirements and procedures as may be established by the Trustees.

     (h) The establishment and designation of any Series of Shares in addition to those established and designated in this Section shall be effective upon the execution by a majority of the then Trustees of an instrument setting forth such establishment and designation and the relative rights, preferences, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption of such Series, or as otherwise provided in such instrument. At any time that there are no Shares outstanding of any particular Series previously established and designated, the Trustees may by an instrument executed by a majority of their number abolish that Series and the establishment and designation thereof. Except as otherwise provided in this Article, the Trustees shall have the power to determine the designations, preferences, privileges, limitations and rights, of each Series of Shares. Each instrument referred to in this paragraph shall have the status of an amendment to this Declaration.

     (i) The Trustees may divide or combine the Shares of any Series into a greater or lesser number of Shares of that Series without thereby changing the proportionate interests in the assets of that Series.

     SECTION 6.13. CLASS DESIGNATION. The Trustees, in their discretion, may authorize the division of the Shares of the Trust, or, if any Series be established, the Shares of any Series, into two or more Classes, and the different Classes shall be established and designated, and the variations in the relative rights and preferences as between the different Classes shall be fixed and determined, by the Trustees; provided, that all Shares of the Trust or of any Series shall be identical to all other Shares of the Trust or the same Series, as the case may be, except that there may be variations between different Classes as to allocation of expenses, right of redemption, special and relative rights as to dividends and on liquidation, conversion rights, and conditions under which the several Classes shall have separate voting rights. All references to Shares in this Declaration shall be deemed to be Shares of any or all Classes as the context may require.

     Without limiting the authority of the Trustees to establish and designate any additional Classes of Shares, the Trustees hereby establish and designate the following Class of Shares: The Northstar Advantage _________________ Fund -- Class T; and the Trustees hereby redesignate all Outstanding Shares of the Trust as Northstar Advantage _________________ Fund -- Class T Shares.

     (a) Shares of each Class of Shares may vary as to fees and expenses, purchase, redemption and conversion rights, special and relative rights as to dividends, rights upon liquidation, and conditions under which the several Classes shall have separate voting rights, as set forth in the then current prospectus of the Trust. The Trustees may from time to time reallocate assets and expenses or to change the designation of any Class, or to otherwise change the special and relative rights of the Shareholders of a Class.

     (b) All provisions herein relating to the Trust, or any Series of the Trust, shall apply equally to each Class of Shares of the Trust, except as the context requires otherwise.

     (c) The number of Shares of each Class that may be issued shall be unlimited. The Trustees may classify or reclassify any unissued Shares of the Trust or any Series or any Shares previously issued and reacquired of any Class of the Trust or of any Series into one or more Classes that may be established and designated from time to time. The Trustees may hold as treasury Shares (of the same or some other Class), reissue for such consideration and on such terms as they may determine, or cancel any Shares of any Class required by the Trust at their discretion from time to time.


     (d) Liabilities, expenses, costs, charges and reserves related to the distribution of, and other identified expenses that should properly be allocated to, the Shares of a particular Class may be charged to and borne solely by such Class and the bearing of expenses solely by a Class of Shares may be appropriately reflected (in a manner determined by the Trustees) and cause differences in the net asset value attributable to, and the dividend, redemption and liquidation rights of, the Shares of different classes. Each allocation of liabilities, expenses, costs, charges and reserves by the Trustees shall be conclusive and binding upon the Shareholders of all Classes for all purposes.

     (e) The establishment and designation of any Class of Shares in addition to those established and designated in this section, shall be effective upon the execution of a majority of the then Trustees of an instrument setting forth such establishment and designation and the relative rights and preferences of such Class, or as otherwise provided in such instrument. The Trustees may, by an instrument executed by a majority of their number, abolish any Class and the establishment and designation thereof. Each instrument referred to in this paragraph shall have the status of an amendment to this Declaration.

     SECTION 6.14. ASSENT TO DECLARATION OF TRUST. Every Shareholder, by virtue of having become a shareholder, shall be held to have expressly assented and agreed to the terms hereof and to have become a party hereto.


                                   ARTICLE VII

                                   REDEMPTIONS

     SECTION 7.1. REDEMPTIONS. All Shares of the Trust shall be redeemable, at the redemption price determined in the manner set out in this Declaration. Redeemed or repurchased Shares may be resold by the Trust.

     The Trust shall redeem the Shares upon the appropriately verified written application of the record holder thereof (or upon such other form of request as the Trustees may determine) at such office or agency as may be designated from time to time for that purpose in the Trust's then effective registration statement under the Securities Act of 1933. The Trustees may from time to time specify additional conditions, not inconsistent with the 1940 Act, regarding the redemption of Shares in the Trust's the effective registration statement under the Securities Act of 1933.

     SECTION 7.2. PRICE. Shares shall be redeemed at their net asset value determined as set forth in Section 8.1 hereof as of such time as the Trustees shall have theretofore prescribed by resolution. In the absence of such resolution, the redemption price of Shares deposited shall be the net asset value of such Shares next determined as set forth in Section 8.1 hereof after receipt of such application.

     SECTION 7.3. PAYMENT. Payment for such Shares shall be made in cash or in property out of the assets of the relevant series of the Trust to the Shareholder of record at such time and in the manner, not inconsistent with the 1940 Act or other applicable laws, as may be specified from time to time in the Trust's then effective registration statement under the Securities Act of 1933, subject to the provisions of Section 7.4 hereof.

     SECTION 7.4.  EFFECT OF SUSPENSION OF DETERMINATION OF NET ASSET VALUE.
If, pursuant to Section 7.9 hereof, the Trustees shall declare a suspension of redemption, the rights of Shareholders (including those who shall have applied for redemption pursuant to Section 7.1 hereof but who shall not yet have received payment) to have Shares redeemed and paid for by the Trust shall be suspended until the termination of such suspension is declared. Any record holder who shall have his redemption right so suspended may, during the period of such suspension, by appropriate written notice of revocation at the office or agency where application was made, revoke any application for redemption not honored and withdraw any certificates on deposit. The redemption price of Shares for which redemption applications have not been revoked shall be the net asset value of such Shares next determined as set forth in Section __ after the termination of such suspension, and payment shall be made within seven (7) days after the date upon which the application was made plus the period after such application during which the determination of net asset value was suspended.

     SECTION 7.5. REDEMPTION OF SHARES IN ORDER TO QUALIFY AS REGULATED INVESTMENT COMPANY; DISCLOSURE OF HOLDING. If the Trustees shall, at any time and in good faith, be of the opinion that direct or indirect ownership of Shares of the Trust (or of any Series of Shares of the Trust) has or may become concentrated in any Person to an extent which would disqualify the Trust (or such Series) as a regulated investment company under the Internal Revenue Code, then the Trustees shall have the power by lot or other means deemed equitable by them (i) to call for redemption from any such Person a number, or principal amount, of Shares of the Trust (or of such Series) sufficient, in the opinion of the Trustees, to maintain or bring the direct or indirect ownership of Shares of the Trust (or of such Series) into conformity with the requirements for such qualification, and
(ii) to refuse to transfer or issue Shares of the Trust (or of such Series) to any Person whose acquisition of the Shares of the Trust (or of such Series) would, in the opinion of the Trustees, result in such disqualification. The redemption shall be effected at the redemption price and in the manner provided in this Article.

     The holders of Shares of the Trust shall upon demand disclose to the Trustees in writing such information with respect to direct and indirect ownership of Shares of the Trust as the Trustees deem necessary to comply with the provisions of the Internal Revenue Code of 1986, as amended or any successor statute, or to comply with the requirements of any other taxing authority.

     SECTION 7.6. REDEMPTION OF SHAREHOLDER'S INTEREST. The Trust shall have the right at any time without prior notice to the Shareholder to redeem Shares of any Shareholder for their then current net asset value per Share if at such time the Shareholder owns Shares having an aggregate net asset value of less than an amount set from time to time by the Trustees subject to such terms and conditions as the Trustees may approve, and subject to the Trust's giving general notice to all Shareholders of its intention to avail itself of such right, either by publication in the Trust's registration statement, if any, or by such other means as the Trustees may determine.

     SECTION 7.7. REPURCHASE OF SHARES BY AGREEMENT WITH SHAREHOLDER. The Trust may repurchase its Shares from any Shareholder directly or through an agent designated by it for the purpose, by agreement with such Shareholder, at a price not exceeding the redemption price of such Shares determined pursuant to this Article, provided payment is not made for the Shares prior to the time as of which such a price is determined.

     SECTION 7.8. REDUCTIONS IN NUMBER OF OUTSTANDING SHARES PURSUANT TO NET ASSET VALUE FORMULA. The Trust may also reduce the number of Outstanding Shares pursuant to the provisions of Section 7.5.

     SECTION 7.9. SUSPENSION OF RIGHT OF REDEMPTION. The Trust may declare a suspension of the right of redemption or postpone the date of payment or redemption for the whole or any part of any period (i) during which the New York Stock Exchange is closed other than customary week-end and holiday closings, (ii) during which trading on the New York Stock Exchange is restricted, (iii) during which an emergency exists as a result of which disposal by the Trust of securities owned by it is not reasonably practicable or it is not reasonably practicable for the Trust fairly to determine the value of its net assets, or (iv) during any other period when the Commission may for the protection of Shareholders of the Trust by order permit suspension of the right of redemption or postponement of the date of payment or redemption; provided that applicable rules and regulations of the Commission shall govern as to whether the conditions prescribed in (ii), (iii), or (iv) exist. Such suspension shall take effect at such time as the Trust shall specify but not later than the close of business on the business day next following the declaration of suspension, and thereafter there shall be no right of redemption or payment on redemption until the Trust shall declare the suspension at an end, except that the suspension shall terminate in any event on the first day on which said stock exchange shall have reopened or the period specified in (ii) or (iii) shall have expired (as to which in the absence of an official ruling by the Commission, the determination of the Trust shall be conclusive). In the case of a suspension of the right of redemption, a Shareholder may either withdraw his request for redemption or receive payment based on the net asset value existing after the termination of the suspension.


                                  ARTICLE VIII

                        DETERMINATION OF NET ASSET VALUE,
                   NET INCOME AND DIVIDENDS AND DISTRIBUTIONS

     SECTION 8.1. NET ASSET VALUE. The value of the assets of the Trust or any Series of the Trust shall be determined by appraisal of the securities of the Trust or allocated to such Series, such appraisal to be on the basis of the amortized cost of such securities in the case of money market securities, market value in the case of other securities, or by such other method as shall be deemed to reflect the fair value thereof, determined in good faith by or under the direction of the trustees. From the total value of said assets, there shall be deducted all indebtedness, interest, taxes, payable or accrued, including estimated taxes on unrealized book profits, expenses and management charges accrued to the appraisal date, net income determined and declared as a distribution and all other items in the nature of liabilities attributable to the Trust or such Series or Class thereof which shall be deemed appropriate.
The net asset value of a Share shall be determined by dividing the net asset value of the Class, or, if no Class has been established, of the Series, or, if no Series has been established, of the Trust, by the number of Shares of that Class, or Series, or of the Trust, as applicable, outstanding. The net asset value of Shares of the Trust or any Class or Series of the Trust shall be determined pursuant to the procedure and methods prescribed or approved by the Trustees in their discretion and as set forth in the most recent Registration Statement of the Trust as filed with the Securities and Exchange Commission pursuant to the requirements of the Securities Act of 1933, as amended, the Investment Company Act of 1940, as amended, and the Rules thereunder. The net asset value of the Shares shall be determined at least once on each business day, as of the close of trading on the New York Stock Exchange or as of such other time or times as the Trustees shall determine. The power and duty to make the daily calculations may be delegated by the Trustees to the Investment Adviser, the Custodian, the Transfer Agent or such other Person as the Trustees may determine by resolution or by approving a contract which delegates such duty to another Person. The Trustees may suspend the daily determination of net asset value to the extent permitted by the 1940 Act.

     SECTION 8.2. NET INCOME. Constant Net Asset Value; Reduction of Outstanding Shares. Subject to Section 6.12 hereof, the net income of the Trust or any Series (or Class) shall be determined in such manner as the Trustees shall provide by resolution. Expenses of the Trust or a Series, including the advisory or management fee, shall be accrued each day. Such net income may be determined by or under the direction of the Trustees as of the close of trading on the New York Stock Exchange on each day on which such Exchange is open or as of such other time or times as the Trustees shall determine, and, except as provided herein, all the net income of the Trust or any Series, as so determined, may be declared as a dividend on the Outstanding Shares of the Trust or such Series. If, for any reason, the net income of the Trust or any Series, determined at any time is a negative amount, the Trustees shall have the power with respect to the Trust or such Series (i) to offset each Shareholder's pro rata share of such negative amount from the accrued dividend account of such Shareholder, or (ii) to reduce the number of Outstanding Shares of the Trust or such Series by reducing the number of Shares in the account of such Shareholder by that number of full and fractional Shares which represents the amount of such excess negative net income, or (iii) to cause to be recorded on the books of the Trust or such Series an asset account in the amount of such negative net income, which account may be reduced by the amount, provided that the same shall thereupon become the property of the Trust or such Series with respect to the Trust or such Series and shall not be paid to any Shareholder, of dividends declared thereafter upon the Outstanding Shares of the Trust or such Series on the day such negative net income is experienced, until such asset account is reduced to zero; or (iv) to combine the methods described in clauses (i) and
(ii) and (iii) of this sentence, in order to cause the net asset value per Share of the Trust or such Series to remain at a constant amount per Outstanding Share immediately after each such determination and declaration. The Trustees shall also have the power to fail to declare a dividend out of net income for the purpose of causing the net asset value per Share to be increased to a constant amount. The Trustees shall not be required to adopt, but may at any time adopt, discontinue or amend the practice of maintaining the net asset value per Share of the Trust or a Series at a constant amount.

     SECTION 8.3. DIVIDENDS AND DISTRIBUTIONS. The Trustees shall have the power to declare and pay ratably to the Shareholders of any Series (or Class) as dividends or distributions on their Shares, such proportion of the net income, capital gains, surplus (including paid-in surplus), capital or assets of such Series as the Trustees may deem proper. Dividends and distributions on any Series of Shares may be paid with such frequency (which may be daily or at such other intervals as shall be specified in a standing resolution or resolutions adopted by the Trustees) and may be paid in cash or other property, or in additional Shares, in such manner, at such times, and on such terms as the Trustees shall determine. Dividends and distributions may be paid to the Shareholders of record at the time of declaring the dividend or distribution or to the Shareholders of record at such other date as the Trustees shall determine. The Trustees may in their discretion determine that, solely for the purposes of such distributions, Outstanding Shares shall exclude Shares for which orders have been placed subsequent to a specified time on the date the distribution is declared or on the next preceding day if the distribution is declared as of a day on which Boston banks are not open for business, all as described in the registration statement under the Securities Act of 1933. The Trustees may always retain from the net income of the Trust such amount as they may deem necessary to pay debts or expenses or to meet obligations of the Trust or as they may deem desirable to use in the conduct of the affairs or to retain for future requirements of the business of the Trust. The Trustees may adopt and offer to Shareholders such dividend reinvestment plans, cash dividend payout plans or related plans as the Trustees shall deem appropriate.

     Inasmuch as the computation of net income and gains for Federal income tax purposes may vary from the computation thereof on the books of the Trust, the foregoing provisions of this Section 8.3 shall be interpreted to give the Trustees the power in their discretion to distribute for any fiscal year as income dividends and as capital gains distributions, respectively, additional amounts sufficient to enable the Trust to avoid or reduce liability for taxes.

     SECTION 8.4. ALLOCATION BETWEEN PRINCIPAL AND INCOME. The Trustees shall have full discretion to determine whether any cash or property received shall be treated as income or as principal and whether any item of expense shall be charged to the income or the principal amount, and their determination made in good faith shall be conclusive upon the Shareholders. In the case of stock dividends received, the Trustees shall have full discretion to determine, in the light of the particular circumstances, how much if any of the value thereof shall be treated as income, the balance, if any, to be treated as principal.

     SECTION 8.5. POWER TO MODIFY FOREGOING PROCEDURES. Notwithstanding any of the foregoing provisions of this Article VIII, the Trustees may prescribe, in their absolute discretion, such other bases and times for determining the net asset value per Share of outstanding Shares, the net income of the Trust, or for the declaration and payment of dividends and distributions, as they may deem necessary or desirable.


                                   ARTICLE IX

                            DURATION; TERMINATION OF
                         TRUST; AMENDMENT; MERGERS, ETC.

     SECTION 9.1. DURATION. The Trust shall continue without limitation of time but subject to the provisions of this Article IX.

     SECTION 9.2. TERMINATION OF TRUST. (a) The Trust or any Series may be terminated by the vote or written consent of a majority of the Trustees, or by the approval of a majority of the Outstanding Shares entitled to vote, at any meeting of Shareholders. Upon any such termination:

          (i) The Trust, or Series shall carry on no business except for the purpose of winding up its affairs.

          (ii) The Trustees shall proceed to wind up the affairs of the Trust or Series terminated and all of the powers of the Trustees under this Declaration shall continue until the affairs of the Trust or Series terminated shall have been wound up, including the power to fulfill or discharge the contracts of the Trust or Series, collect its assets, sell, convey, assign, exchange, transfer or otherwise dispose of all or any part of its remaining Trust Property to one or more persons at public or private sale for consideration which may consist in whole or in part of cash, securities or other property of any kind and discharge or pay its liabilities, and to do all other acts appropriate to liquidate its business.

          (iii) After paying or adequately providing for the payment of all liabilities, and upon receipt of such releases, indemnities and refunding agreements, as they deem necessary for their protection, the Trustees may distribute the remaining Trust Property of the Trust or Series terminated in cash or in kind or partly each, among its Shareholders according to their respective rights and interests.

     (b) After termination of the Trust and distribution to the Shareholders as herein provided, a majority of the Trustees shall execute and lodge among the records of the Trust an instrument in writing setting forth the fact of such termination, and the Trustees shall thereupon be discharged from all further liabilities and duties hereunder, and the rights and interests of all Shareholders of the Trust or Series terminated shall thereupon cease.

     SECTION 9.3. AMENDMENT PROCEDURE. (a) This Declaration may be amended by a vote of the majority of the Outstanding Shares entitled to vote. Amendments shall be effective upon the taking of action as provided in this section or at such later time as shall be specified in the applicable vote or instrument. The Trustees may also amend this Declaration without the vote or consent of Shareholders if they deem it necessary to conform this Declaration to the requirements of applicable federal or state laws or regulations or the requirements of the regulated investment company provisions of the Internal Revenue Code (including those provisions of such Code relating to the retention of the exemption from federal income tax with respect to dividends paid by the Trust out of interest income received on Municipal Bonds), but the Trustees shall not be liable for failing so to do. The Trustees may also amend this Declaration without the vote or consent of Shareholders if they deem it necessary or desirable to change the name of the Trust or to make any other changes in the Declaration which do not materially adversely affect the rights of Shareholders hereunder, or where this Declaration specifically provides that an amendment may be made by the Trustees without Shareholder approval.

     (b) No amendment may be made under this Section which would change any rights with respect to any Shares of the Trust or Series by reducing the amount payable thereon upon liquidation of the Trust or Series or by diminishing or eliminating any voting rights pertaining thereto, except with the vote of a majority of the Outstanding Shares entitled to vote. Nothing contained in this Declaration shall permit the amendment of this Declaration to impair the exemption from personal liability of the Shareholders, Trustees, officers, employees and agents of the Trust or to permit assessments upon Shareholders.

     (c) A certificate signed by a majority of the Trustees setting forth an amendment and reciting that it was duly adopted by the Shareholders or by the Trustees as aforesaid or a copy of the Declaration, as amended, and executed by a majority of the

Trustees, shall be conclusive evidence of such amendment when lodged among the records of the Trust.

     SECTION 9.4. MERGER, CONSOLIDATION AND SALE OF ASSETS. The Trust or any Series or Class may merge into or consolidate with any other corporation, association, trust or other organization or may sell, lease or exchange any or all or substantially all of its Trust Property, including its good will, upon such terms and conditions and for such consideration when and as authorized at any meeting of Shareholders of the Trust or Series called for the purpose by the affirmative vote of the holders of a majority of the Outstanding Shares entitled to vote.

     SECTION 9.5. INCORPORATION. With the approval of the holders of a majority of the Shares of the Trust or any Series Outstanding and Entitled to Vote, the Trustees may cause to be organized or assist in organizing a corporation or corporations under the laws of any jurisdiction or any other trust, partnership, association or other organization to take over all or any part of the Trust Property or the property of any Series or to carry on any business in which the Trust or the Series shall directly or indirectly have any interest, and to sell, convey and transfer all or any part of the Trust Property or any Series to any such corporation, trust, partnership, association or organization in exchange for the shares or securities thereof or otherwise, and to lend money to, subscribe for the shares or securities of, and enter into any contracts with any such corporation, trust, partnership, association or organization in which the Trust or any Series holds or is about to acquire shares or any other interest. The Trustees may also cause a merger or consolidation between the Trust or any Series or any successor thereto and any such corporation, trust, partnership, association or other organization if and to the extent permitted by law, as provided under the law then in effect. Nothing contained herein shall be construed as requiring approval of Shareholders for the Trustees to organize or assist in organizing one or more corporations, trusts, partnerships, associations or other organizations and selling, conveying or transferring a portion of the Trust Property to such organizations or entities.


                                    ARTICLE X

                      FINANCIAL REPORTS; BOOKS AND RECORDS

     The Trustees shall at least semi-annually submit to the Shareholders a written financial report, which may be included in the Trust's prospectus or statement of additional information, of the transactions of the Trust, including financial statements which shall at least annually be certified by independent public accountants. Shareholders may inspect the books and records of the Trust only at the discretion of the Trustees.

                                   ARTICLE XI

                                  MISCELLANEOUS

     SECTION 11.1. FILING. This Declaration and any amendment hereto, or other document required to be so filed, shall be filed in the office of the Secretary of The Commonwealth of Massachusetts and in such other places as may be required under the laws of The Commonwealth of Massachusetts and may also be filed or recorded in such other places as the Trustees deem appropriate. Unless the amendment is embodied in an instrument signed by a majority of the Trustees, each such amendment or document so filed shall be accompanied by a certificate signed and acknowledged by a Trustee or by the Secretary or any Assistant Secretary of the Trust stating that such action was duly taken in a manner provided herein. Such amendment or document shall become effective as provided by applicable law. A restated Declaration, amending and integrating into a single instrument all of the provisions of this Declaration which are then in effect and operative, may be executed from time to time by a majority of the Trustees and shall be conclusive evidence of all amendments contained therein and may thereafter be referred to in lieu of the original Declaration and the various amendments thereto. The restated Declaration may include any amendment which the Trustees are empowered to adopt, whether or not such amendment has been adopted prior to the execution of the restated Declaration.

     SECTION 11.2. RESIDENT AGENT. To the extent required, the Trustees shall have power to appoint a resident agent for the Trust in The Commonwealth of Massachusetts, and from time to time to replace the resident agent so appointed.

     SECTION 11.3. GOVERNING LAW. This Declaration is executed and delivered by the Trustees with reference to the laws of The Commonwealth of Massachusetts, and the rights of all parties and the validity and construction of every provision hereof shall be subject to and construed according to the laws of said Commonwealth without regard to the choice of law rules thereof.

     SECTION 11.4. COUNTERPARTS. The Declaration may be simultaneously executed in several counterparts, each of which shall be deemed to be an original, and such counterparts, together, shall constitute one and the same instrument, which shall be sufficiently evidenced by any such original counterpart.

     SECTION 11.5. RELIANCE BY THIRD PARTIES. Any certificate executed by an individual who, according to the records of the Trust, appears to be a Trustee hereunder, or Secretary or Assistant Secretary of the Trust, certifying to: (i) the number or identity of Trustees or Shareholders, (ii) the due authorization of the execution of any instrument or writing, (iii) the form of any vote passed at a meeting of Trustees or Shareholders, (iv) the fact that the number of Trustees or Shareholders present at any meeting or executing any written instrument satisfies the requirements of this Declaration, (v) the form of any Bylaws adopted by or the identity of any officers elected by the Trustees, or (vi) the existence of any fact or facts which in any manner relate to the affairs of the Trust, shall be conclusive evidence as to the matters so certified in favor of any Person dealing with the Trustees and their successors.

     SECTION 11.6. PROVISIONS IN CONFLICT WITH LAW OR REGULATIONS. (a) The provisions of this Declaration are severable, and if the Trustees shall determine, with the advice of counsel, that any of such provisions is in conflict with the 1940 Act, the regulated investment company provisions of the Internal Revenue Code of 1986, as amended, or any successor statute or with other applicable laws and regulations, the conflicting provisions shall be deemed superseded by such law or regulation to the extent required to eliminate such conflict, if required by law; PROVIDED, HOWEVER, that such determination shall not affect any of the remaining provisions of this Declaration or render invalid or improper any action taken or omitted prior to such determination.

     (b) If any provision of this Declaration shall be held invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall pertain only to such provision in such jurisdiction and shall not in any manner affect such provision in any other jurisdiction or any other provision of this Declaration in any jurisdiction.

     SECTION 11.7. USE OF THE NAMES "ADVANTAGE" AND "NORTHSTAR". Northstar Investment Management Corporation ("NIMC") has consented to the use by the Trust of the identifying names "Advantage," and "Northstar," which are property rights of NIMC. The Trust will only use the names "Advantage" and "Northstar" as components of its name and for no other purpose, and will not purport to grant to any third party the right to use such names for any purpose. NIMC or any corporate affiliate thereof may use or grant to others the right to use the names "Advantage" and "Northstar," as all or a portion of a corporate or business name or for any commercial purpose, including a grant of such right to any other investment company. At the request of NIMC, the Trust will take such action as may be required to provide its consent to the use of the name "Advantage" or "Northstar," by NIMC or any corporate affiliate of NIMC, or by any person to whom NIMC or an affiliate of NIMC shall have granted the right to the use of the name "Advantage" or "Northstar." Upon the termination of any investment advisory or management agreement or underwriting agreement into which NIMC, or any affiliate of NIMC, and the

Trust may enter, the Trust shall, upon request by NIMC, cease to use the name "Advantage" or "Northstar" as a component of its name, and shall not use such name or initials as a part of its name or for any other commercial purpose, and shall cause its officers and trustees to take any and all actions which NIMC may request to effect the foregoing and to reconvey to NIMC or such corporate affiliate any and all rights to such name.

     IN WITNESS WHEREOF, the undersigned have hereunto set their hands, all as of the day and year first above written.


                                        -----------------------------------
                                                         , as Trustee and
                                        not individually


                                        -----------------------------------
                                                         , as Trustee and
                                        not individually


                                        -----------------------------------
                                                         , as Trustee and
                                        not individually



                                        -----------------------------------
                                                         , as Trustee and
                                        not individually


                                        -----------------------------------
                                                         , as Trustee and
                                        not individually

                        THE COMMONWEALTH OF MASSACHUSETTS


County of Suffolk                                 June 2, 1995

               Then personally appeared the above-named ___________________
_________________________________________________________________
_________________________________________________________________
_________________________________________________________________
_________________________________________________________________
and _____________________________, who acknowledged the foregoing instrument to be their free act and deed.

                                        Before me,


                                        ------------------------------
                                        Notary Public

                                 My commission expires: ______________